UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

Ernexa Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 798-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 2, 2025, Ernexa Therapeutics Inc. (the “Company”), filed a certificate of amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Amended COI”) with the Secretary of State of Delaware to increase the authorized shares of its common stock from 100,000,000 to 150,000,000.

Additionally, effectively June 2, 2025, the Company filed a certificate of amendment to its Amended COI with the Secretary of State of Delaware to allow for action required or permitted to be taken by stockholders of the Company to be effected by written consent of such stockholders in addition to duly called annual or special meetings of such stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1: Each of the director nominees identified below were elected to the Board of Directors of the Company to hold office until the Company’s 2026 Annual Meeting of Stockholders or until their respective successors are elected and qualified, by the votes set forth below.

	Votes	Votes	Broker
Director	For	Withheld	Non-Votes
James Bristol	51,300,570	159,915	3,019,528
Peter Cicala	51,295,312	165,173	3,019,528
Sanjeev Luther	51,319,468	141,017	3,019,528
Elena Ratner	51,300,842	159,643	3,019,528
William Wexler	51,299,043	161,442	3,019,528

Proposal 2: The Company’s stockholders ratified, by the votes set forth below, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

Votes	Votes
For	Against	Abstentions
54,086,486	299,159	94,368

Proposal 3: The Company’s stockholders approved a non-binding advisory resolution regarding the compensation of our named executive officers, by the votes set forth below.

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
51,173,104	244,992	42,389	3,019,528

Proposal 4: The Company’s stockholders approved, on a non-binding advisory basis, three years as the frequency of future voting on the non-binding advisory vote regarding the compensation of our named executive officers, by the votes set forth below.

				Broker
1 Year	2 Years	3 Years	Abstain	Non-Votes
845,452	3,563,320	46,931,307	120,406	3,019,528

Proposal 5: The Company’s stockholders approved, by the votes set forth below, an amendment to its Restated Certificate of Incorporation, as amended (the “Restated Certificate”) to effect a reverse stock split (the “Reverse Stock Split”) with respect to the Company’s issued and outstanding common stock, at a ratio of 1-for-10 to 1-for-15 (the “Range”), with the ratio at which the Reverse Stock Split would be effected to be a ratio within the Range to be determined at the discretion of our Board of Directors.

Votes	Votes
For	Against	Abstentions
53,634,039	839,487	6,487

Proposal 6: The Company’s stockholders approved, by the votes set forth below, an amendment to its Restated Certificate to allow for action required or permitted to be taken by stockholders of the Company to be effected by written consent of such stockholders in addition to duly called annual or special meetings of such stockholders.

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
50,998,470	415,675	46,340	3,019,528

Proposal 7: The Company’s stockholders approved, by the votes set forth below, approved an amendment to its Restated Certificate to increase the Company’s authorized shares of common stock from 100,000,000 to 150,000,000.

Votes	Votes
For	Against	Abstentions
53,849,179	603,119	27,715

Proposal 8: The Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance and sale of more than 20% of the Company’s issued and outstanding common stock, pursuant to its securities purchase agreement, dated March 31, 2025, with certain investors, by the votes set forth below.

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
41,150,214	362,530	13,725	3,019,528

No other matters were considered or voted upon at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 2, 2025 (Authorized Shares).
3.2	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 2, 2025 (Written Consent).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Ernexa Therapeutics Inc.

Dated: June 2, 2025	By:	/s/ Sanjeev Luther
Sanjeev Luther President and Chief Executive Officer

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